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                                                                      EXHIBIT 21

Exhibit 21  List of Subsidiaries

                                                                Jurisdiction of
Name of Subsidiary                                              Incorporation
PureTec Corporation                                             Delaware
Plastic Specialties and Technologies, Inc.                      Delaware
Plastic Specialties and Technologies Investments, Inc.          Delaware
Burlington Resins, Inc.                                         Delaware
Tri-Seal Holdings, Inc                                          Delaware
Natvar Holdings, Inc                                            Delaware
TPI Acquisition Subsidiary, Inc.                                Delaware
TP-ELM Acquisition Subsidiary, Inc.                             Delaware
Action Technology Italia S.p.A.                                 Italy
Colorite Europe, Ltd.                                           UK
Colorite Plastics Canada Ltd.                                   Ontario
Tekni-Plex Europe N.V.                                          Belgium

Tekni-Plex, Inc., directly and through its direct and indirect subsidiaries, does business under the additional names listed below (sometimes followed by the phrase, "a Tekni-Plex Company"). Certain of the names below are also registered trademarks used in connection with sale of the Company's products.

Action Technology
American Gasket & Rubber
Colorite
Colorite Plastics
Colorite Polymers
Colorite Specialty Resins
Colorite/Swan
Colorite WaterWorks
Cybertech Polymers
Dolco Packaging
Natvar
Precision Porous Pipe
Pureplast
Pure Tech Plastics
Swan
Swan Hose
Tekni-Films
Tri-Seal